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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 28, 2000
              (Date of earliest event reported: September 18, 2000)

                        AMERICAN MULTIPLEXER CORPORATION
             (Exact name of registrant as specified in its charter)


           North Carolina                                    0-27921                                    56-2006165
   (State or other jurisdiction of                  (Commission File Number)                 (IRS Employer Identification No.)
           incorporation)

             575 North Pastoria Avenue, Sunnyvale, California     94086
             (Address of Principal Executive Offices)        (Zip Code)

                                 (408) 730-8200
              (Registrant's telephone number, including area code)


                                       n/a
          (Former name or former address, if changed since last report)



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         ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (a)    Dismissal of Independent Accounting Firm

           (i) Grant Thornton LLP (the "principal accountants" ), the independent accounting firm which audited the financial statements of the registrant for the fiscal years ended December 31, 1999 and December 31, 1998, was dismissed by the Company on September 18, 2000.

           (ii) None of the principal accountants' reports on the financial statements of the Registrant has contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

           (iii) This action was approved by the board of directors and the board of directors of the Registrant.

           (iv) During the preceding two years and any subsequent interim period preceding the dismissal of the principal accountants, the Registrant had no disagreements with the principal accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the principal accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

            (v)  None of the kinds of events listed in paragraphs (a)(1)(v)
(A)-(D) of Regulation S-K item 304 occurred during the two most recent fiscal years and any subsequent interim periods preceding the dismissal of the principal accountants.

     The Registrant has requested that the principal accountants furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements included in this Item 4(a). A copy of that letter, dated September 28, 2000, is filed as Exhibit 16.1 to this Form 8-K.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  Exhibits.

         16.1 Letter from Grant Thornton LLP regarding its concurrence with the Registrant's statement regarding change of accountants.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AMERICAN MULTIPLEXER CORPORATION

                                         By: /s/ EDWARD TAN
                                             ----------------------------
                                             Edward Tan
                                             President

Date:     September 28, 2000